                                          MORTGAGE AND SECURITY AGREEMENT
                                                   ("Mortgage")


         THIS MORTGAGE AND SECURITY AGREEMENT (the 'Mortgage'), made this 28th day of November, 1995, between BOAT TREE, INC., a Florida corporation, whose mailing address is 2226 Paseo Avenue, Orlando, Florida 32805 (the "Borrower"), and AMSOUTH BANK OF FLORIDA, a Florida banking corporation, whose mailing address is Post Office Box 588001, Orlando, Florida 32858 (the "Lender");

                                               W I T N E S S E T H:

         WHEREAS, Borrower is indebted to Lender in the principal sum of ONE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($1,150,000.00), together with interest thereon, as evidenced by that certain promissory note of even date herewith, executed by Borrower and delivered to Lender, (the "Note"), which by reference is made a part hereof to the same extent as though set out in full herein, which provides that all principal and accrued interest is due and payable on or before May 28, 2006. The Note, this Mortgage and all other documents executed in connection therewith, now or hereafter, are herein referred to as the "Loan Document(s)".

         NOW, THEREFORE, to secure the performance and observance by Borrower of all covenants and conditions in the Note and all renewals, extensions and modifications thereof and in this Mortgage and in all other Loan Documents, and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of ONE DOLLAR ($1.00) paid by Lender to Borrower this date, and for other valuable considerations, the receipt of which is acknowledged, Borrower does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Lender, its successors and assigns forever:

                                              THE MORTGAGED PROPERTY

         (A) THE LAND. All the land located in the County of Orange, State of Florida, (the "Land"), described as follows, to-wit:

A parcel of land lying in a portion of the Northwest 1/4 of Section 10, Township 23 South, Range 29 East, more particularly described as follows:

Commence at the Northeast corner of the Northwest 1/4 of Section 10, Township 23 South, Range 29 East, run N8949'12"W, along the North line of the Northwest 1/4 of said Section 10, a distance of 1669.60 feet; thence departing said North line, run S00o 04'13"E, a distance of 50.00 feet to a point on the South Right-of-Way line of 33rd Street, said point also being the Point of Beginning; thence departing said Right-of-Way

Misc\mtg
                                                    1
    line, continue 50004' 13"E, a distance of 400.00 feet; thence N8949'12"W, a distance of 27.49 feet; thence S00o 04'l3" E, a distance of 365.58 feet; thence 58954'12"W, a distance of 954.65 feet; thence N0001'58"E, a distance of 40.08 feet; thence N3035'08"E, a distance of 603.67 feet; thence 55924'52"E, a distance of 108.48 feet; thence 589'59'06"E, a distance of 220.95 feet; thence N00o 04'13"W, a distance of 263.72 feet to a point on the aforementioned South Right-of-Way line; thence 58949'12"E, along said Right-of-Way line, a distance of 360.00 feet to the Point of Beginning.


TOGETHER WITH all easement rights granted to the owner of the foregoing described property by virtue of that certain Declaration of Easements executed by DANIS PROPERTIES LIMITED PARTNERSHIP, an Ohio limited partnership dated November 28, 1995, recorded ____________________ in Official Records Book ____, Page ____, Public Records of Orange County, Florida and that certain Declaration of Ingress-Egress Easements executed by DANIS PROPERTIES LIMITED PARTNERSHIP, an Ohio limited partnership dated November 28, 1995, recorded ____________________ in Official Records Book ____ Page ____, Public Records of Orange County, Florida.

         (B) THE IMPROVEMENTS. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture, and personal property of every nature whatsoever now or hereafter owned by Borrower and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Borrower, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and all of the right, title and interest of Borrower in and to any such personal property or fixtures (subject to any lien, SECURITY interest or claim) together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Borrower or on its behalf (the "Improvements").

         (c) EASEMENTS OR OTHER INTERESTS. TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Borrower of, in and to the same, including but not limited to all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and
(c) (the "Property") hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Property or any part thereof.


Misc\mtg
                                        2

         (D) ASSIGNMENT OF RENTS. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the Property to be applied against the indebted ness and other sums secured hereby, provided, however, that permission is hereby given to Borrower so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof, to enforce all Borrower's rights under any lease now or hereafter affecting the Property. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Lender shall be entitled, at its option upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the Property whether or not Lender takes possession of the Property. Upon any such default hereunder, the permission hereby given to Borrower to collect such rents, royalties, issues, profits, revenue, income and other benefits from the Property shall terminate and such permission shall not be reinstated upon a cure of the default without Lender's specific consent. Neither the exercise of any rights under this paragraph by Lender nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

         (B) ASSIGNMENT OF LEASES. TOGETHER WITH all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Property together with all SECURITY therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Lender any of the obligations or duties of Borrower provided in any such lease, and Borrower agrees to fully perform all obligations of the lessor under all such leases. Upon Lender's request, Borrower agrees to send to Lender a list, or copy, of all leases covered by the foregoing assignment and as any such lease shall expire or terminate or as any new lease shall be made, Borrower shall so notify Lender in order that at all times Lender shall have a current list of all leases affecting the Property. Lender shall have the right, at any time and from time to time, to notify any lessee of the rights of Lender as provided by this paragraph. From time to time, upon request of Lender, Borrower shall specifically assign to Lender as additional SECURITY hereunder, by an instrument in writing in such form as may be approved by Lender, all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all SECURITY therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease Borrower shall also execute and deliver to Lender any notification, financing statement or other document reasonably required by Lender to perfect the foregoing assignment as to any such lease. Upon the reasonable request of the Lender, the Borrower shall provide the Lender with estoppel letters or certificates from the various tenants, if any, occupying the Mortgaged Property, stating in detail, the current status of their lease and/or occupancy of the Mortgaged Property.

     This instrument constitutes an absolute and present assignment of the rents, royalties,
Misc\mtg
                                        3
issues, profits, revenue, income and other benefits from the Mortgaged Property, subject, however, to the conditional permission given to Borrower to collect, receive, take, use and enjoy the same and enforce its rights as provided hereinabove; provided, further, that the existence or exercise of such right of Borrower shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Borrower, and any such subsequent assignment by Borrower shall be subject to the rights of Lender hereunder.

         (F)      FIXTURES AND PERSONAL PROPERTY. TOGETHER WITH a
SECURITY interest in (i) all property and fixtures affixed to or located on the Property which, to the fullest extent permitted by law shall be deemed fixtures and a part of the Property; (ii) all articles of personal property and all materials delivered to the Property for use in any construction being conducted thereon, and owned by Borrower; (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing; (iv) all contract rights, general intangibles, water and sewer payments, leases and lease payments, eminent domain awards, insurance policies and proceeds, actions and rights in action, as all of the same may relate to the Property; (v) all contracts, agreements, licenses and permits, now or hereafter in existence, used by the Borrower in connection with the operation of any business now, or hereafter, operated on the Land; and (vi) all instruments and documents, relating to the collateral described in this paragraph (F) and all cash and non-cash proceeds and products thereof. The foregoing items (I), (ii) and (iii) (hereinafter the "Tangible Property") include (a) all rights, title and interest of Borrower in and to the minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Property or under or above the same or any part or parcel thereof; (b) all machinery, apparatus, equipment, fittings, fixtures, whether actually or constructively attached to the Property and including all trade, domestic and ornamental fixtures now owned or hereafter acquired by Borrower, including, but without limiting the generality of the foregoing, all heating, air conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, ranges, furnaces, oil burners or units thereof; appliances; air cooling and air conditioning apparatus; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; wall beds; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; together with all building materials and equipment now or hereafter delivered to the Property and intended to be installed therein, including but not limited to lumber, plaster, cement, shingles, roofing, plumbing, fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass doors, flooring, paint, lighting fixtures and unattached refrigerating, cooking, heating and ventilating appliances; together with all proceeds, additions and accessions thereto and replacements thereof specifically excluding any items of inventory held for sale by Borrower; (c) all of the water, sanitary and storm sewer systems now or hereafter owned by the Borrower which are now or hereafter located by, over and upon the Property or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes, sewer and water tap units, and appurtenances thereto; and (d) all paving for streets, roads, walkways or entrance ways now or hereafter owned by Borrower and which are now or hereafter

Misc\mtg
                                        4
located on the Property or any part or parcel thereof. The foregoing items (iv),
(v) and (vi) (hereinafter the "Intangible Collateral") include (an) all sewer permits, connection fees, impact fees, reservation fees, and other deposits or payments made in connection with the reservation, allocation, permitting or providing of wastewater treatment and potable water to the Property and any and all claims or demands relating thereto, now owned or which may hereafter be acquired by Borrower, together with all right, title, interest, equity, estate, demand or claim to the provision of wastewater treatment and potable water to the Property, now existing or which may hereafter be acquired by Borrower; (bb) all of Borrower's interest as lessor in and to all leases or rental arrangements of the Property or any part thereof, heretofore made and entered into, and in and to all leases or rental arrangements hereafter made and entered into by Borrower with respect to the Property during the life of the SECURITY agreements or any extension or renewal thereof, together with all rents and payments in lieu of rents, together with any and all guarantees of such leases or rental arrangements and including all present and future SECURITY deposits and advance rentals; (cc) any and all awards or payments, including interest thereon and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of or decrease in the value of the Property; (dd) all of the right, title and interest of the Borrower in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of SECURITY agreements, and all proceeds or sums payable for the loss of or damage to the Property herein, or rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Property; (ee) all contracts and contract rights of Borrower arising from contracts entered into in connection with development, construction upon or operation of the Property, including but not limited to, all deposits held by or on behalf of the Borrower, and all management, franchise and service agreements, related to the business now or hereafter conducted by the Borrower on the Property; and (ff) all of Borrower's interest in all utility security deposits or bonds on the Property or any part or parcel thereof. Borrower (Debtor) hereby grants to Lender (Creditor) a security interest in all of the foregoing items (i) through (vi).

         (G) SECURITY AGREEMENT. To the extent any of the property described encum bered by this Mortgage from time to time constitutes personal property subject to the provisions of the Florida Uniform Commercial Code (the "Code"), this Mortgage constitutes a "Security Agreement" for all purposes under the Code. Without limitation, Lender, at its election, upon Borrower's default under this Mortgage continuing beyond any applicable curative period, will have all rights, powers, privileges, and remedies from time to time available to a secured party under the provisions of the Code with respect to such property. Notwithstanding any provision of this Mortgage to the contrary, Borrower and Lender agree that, unless and until Lender affirmatively elects otherwise, all property in any manner used, useful, or intended to be used for the improvement of, or production of income from, the Land is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such items are physically attached to the Improvements; (ii) serial numbers are used for the better identification of certain equipment; or (iii) any such item is referred to or reflected in any financing statement filed or recorded at any time. Similarly, the mention in any financing statement of the rights in, or the proceeds of, any fire and/or hazard

Misc\mtg
                                        5
insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Borrower's interest as lessor in any present or future lease or rights to income growing out of the use of the Mortgage Property, whether pursuant to a lease or otherwise, shall not be construed as altering any of Lender's rights as determined by this Mortgage, or otherwise available at law or in equity, or impugning the priority of this Mortgage, or the Loan Documents, or both, but such mention in any financing statement is declared to be for Lender's protection if, as, and when any court holds that notice of Lender's priority of interest, to be effective against a particular class of persons, including the Federal government and any subdivisions or entity of the Federal government, must be perfected in the manner required by the Code. Borrower agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Lender may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property.

         Everything  referred to in  paragraphs  (A), (B), (C), (D), (E) (F) and
(G) hereof and any additional property hereafter acquired by Borrower to be used in connection with the Property and subject to the lien of this Mortgage or intended to be so is herein referred to as the "Mort gaged Property".

         TO HAVE AND TO HOLD the same, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the rever sion and reversions, remainder or remainders, rents, issues, and profits thereof, and also all the estate, right, title, interest, homestead, dower and right of dower, separate estate, possession, claim and demand whatsoever, as well in law as in equity, of the said Borrower in and to the same, and every part thereof, with the appurtenances of the said Borrower in and to the same, and every part and parcel thereof unto the said Lender in fee simple.

         And the Borrower hereby covenants with the Lender, that the Borrower is indefeasibly seized of the Land in fee simple; that the Borrower has full power and lawful right to convey the same in fee simple as aforesaid; that the Land is and will remain free from all encumbrances except taxes for the current year; that said Borrower will make such further assurances to prove the fee simple title to the Land in said Borrower as may be reasonably required, and that said Borrower does hereby fully warrant the title to the Land, and every part thereof, and will defend the same against the lawful claims of all persons whomsoever.

         PROVIDED ALWAYS, that if the Borrower shall well and truly pay said indebtedness unto the Lender, and any renewals or extensions thereof, and the interest thereon, together with all costs, charges and expenses, including a reasonable attorney's fee, which the Lender may incur or be put to in collecting the same by foreclosure, or otherwise, and shall duly, promptly, and fully perform, discharge, execute, effect, complete, and comply with and abide by each and every stipulation, agreement, condition, and covenant of the Note and of this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void.

         And the Borrower hereby further covenants as follows:


Misc\mtg
                                        6

         1. Payment. That Borrower will pay all and singular the principal and interest and the various and sundry sums of money payable by virtue of the Note and this Mortgage, each and every, promptly on the days respectively the same severally become due. If any payment hereunder (other than the final payment) is not made within fifteen (15) days after it is due, the Borrower shall pay to Lender a late charge equal to five percent (5%) of the late payment. It is further agreed that any sums, including without limitation payments of principal and interest on said Note, which shall not be paid when due, subject to any applicable grace and/or cure periods and whether becoming due by lapse of time or by reason of acceleration under the provisions herein stated, shall bear interest at the Penalty Rate, as defined in the Note, and shall be secured by the lien of this Mortgage.

         2. Taxes. etc. That Borrower will pay, when due and before any penalty attaches, all real estate taxes, tangible personal property taxes, assessments, water rates, and other govern mental or municipal charges, fines, or impositions, on the Mortgaged Property for which provi sion has not been made hereinbefore, and in default thereof the Lender may pay the same, and all such sums so paid by the Lender shall be immediately due and payable, and shall be secured by the lien of this Mortgage; and the Borrower will promptly deliver the official receipts therefor to the Lender. On or before March 1st of each year during the term of this Mortgage, the Borrower shall provide the Lender with paid receipts evidencing the payment of all real estate and tangible personal property taxes due with respect to the Mortgaged Property.

         3. Waste: Repairs. That Borrower will permit, commit, or suffer no waste, impair ment, or deterioration of the Mortgaged Property or any part thereof; and in the event of the failure of the Borrower to keep any buildings on said premises and those to be erected on the Mortgaged Property or improvements thereon, in good repair, the Lender may, after giving the Borrower written notice and ten (10) days to cure any such defects, make such repairs, as in its discretion, it may deem necessary for the proper preservation thereof, and the full amount of each and every such payment shall be immediately due and payable, and shall be secured by the lien of this Mortgage. Borrower will notify Lender in writing within five (5) of any injury, damage or impairment of or occurring on the Mortgaged Property including, but not limited to, serious injury or loss by death or otherwise occurring on the Mortgaged Property

         4. Use and Alteration of Mortgaged Property. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the nature of the occupancy for which the Mortgaged Property was intended at the time this Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's written consent. Borrower shall not make any change in the use of the Mortgaged Property which will create a fire or other hazard not in existence on the date hereof, nor shall Borrower in any way increase any hazard. Without the prior written consent of Lender, no building or improvement may be erected on the Land, nor may Borrower structurally remove or demolish any building or improvement, nor may Borrower materially structurally alter any building or improvement that would change the use of the Mortgaged Property or that would otherwise decrease its value, nor shall any fixture or chattel covered by this Mortgage be removed at any time unless simultaneously replaced by an article of equal kind,

Misc\mtg
                                        7
quality and value owned by Borrower, and which is unencumbered except by the lien of this Mortgage and other instruments of security securing the Note.

         5. Surface Alteration and Mineral Rights. Borrower shall not consent to, permit or indulge in any entry, either by itself or by any others, upon the surface of the Land for the purpose of exploration, drilling, prospecting, mining, excavation or removal of any earth, sand, dirt, rock, minerals, oil or any other substance without the Lender's approval and written consent.

         6. Collection Expenses. All parties liable for the payment of the Note agree to pay the Lender all costs incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses


Misc\mtg
                                        8
shall include, but are not limited to, reasonable attorneys' fees, filing fees, costs of publication, deposition fees, stenographer fees, witness fees, title search or abstract costs and other court and related costs incurred or paid by Lender in any action, proceeding or dispute in which Lender is made a part or appears as a party plaintiff or party defendant because of the failure of the Borrower promptly and fully to perform and comply with all conditions and covenants of this Mortgage, the Note secured hereby, or any other Loan Document, including but not limited to, the foreclosure of this Mortgage, condemnation of all or part of the Mortgaged Property, or any action to protect the security thereof. Sums advanced by the Lender for the payment of collection costs and expenses shall accrue interest at the Penalty Rate, as defined in the Note, from the time they are advanced or paid by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

         7.  Attorneys'  Fees.  All  parties  liable for the payment of the Note agree to pay the Lender reasonable attorneys' fees incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys' fees shall include, but not be limited to, fees for attorneys, paralegals, legal assistants, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership, or other proceedings affecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Lender at all trial and appellate levels including bankruptcy court. Sums advanced by the Lender for the payment of attorneys' fees shall accrue interest at the Penalty Rate, as defined in the Note, from the time they are advanced by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

         8. Insurance. Borrower shall keep the Mortgaged Property continuously insured in such manner with such companies as may be satisfactory to Lender, against loss by fire, vandalism, malicious mischief and other perils usually covered by a hazard insurance policy with standard extended coverage endorsement, and against loss by such other perils as Lender may from time to time reasonably determine as prudent or has been required by applicable law, with loss, if any, payable to Lender as its interest may appear. Such insurance shall be in an amount at least equal to the full insurable value of the Improvements unless Lender agrees in writing that such insurance may be in a lesser amount. The original insurance policy and all replacements thereof shall be delivered to Lender and must provide that they may not be cancelled without the insurer giving at least fifteen (15) days prior written notice of such cancellation to the Lender. In the event of loss, Borrower shall give immediate notice by mail to Lender of such loss and Borrower's estimate of the amount of such loss. Lender may make proof of loss if not made promptly by Borrower, and each insurance company concerned is hereby authorized and directed to make payments for such loss directly to Lender; and the insurance proceeds or any part thereof may be applied by Lender at its option, after deducting therefrom all its expenses including attorneys' fees, either to reduction of the indebtedness or obligations hereby secured or to the restoration or repair of the property damaged. Lender is hereby authorized, at its option, to settle and compromise any claims, awards, damages, rights of action and proceeds, and any other

Misc\mtg
                                        9
payment or relief under any insurance policy. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness or obligations secured hereby, all right, title and interest of Borrower in and to any insurance policy then enforced shall pass to the purchaser or grantee. Notwithstanding the foregoing, in the event the Lender determines in Lender's sole discretion that the insurance proceeds are sufficient to restore the improvements in accordance with the original plans and specifications, that restoration or repair of the Mortgaged Property is economically feasible and the security of this Mortgage is not materially impaired, the Lender agrees to disburse the insurance proceeds in the same manner as the disbursement of funds during the initial construction of the improvements to the Mortgaged Property for reconstruction or repair. In such event, the Lender shall be entitled to receive or deduct from the insurance proceeds such fees and costs as it is then charging its borrowers for similar construction loans.

         9. Event of Default. The occurrence of any of the following constitutes an Event of Default by Borrower under this Mortgage and, at the option of the Lender, under the Loan Documents:

                  (a) Scheduled Payment. Subject to any applicable grace and/or cure periods, Borrower's failure to make any payment required by the Note on or before the date it is due, without further notice or demand.

                  (b) Monetary Default. Borrower's failure to make any other payment required by this Mortgage, or the other Loan Documents, or both, within fifteen (15) days after written demand therefor.

                  (c) Other. Borrower's continued failure to duly observe or perform any other covenant, condition, agreement or obligation imposed upon Borrower by any Loan Document, for a period of thirty (30) days after written demand; provided (i) if Borrower reasonably cannot perform within such thirty
(30) day period and, in Lender's reasonable judgment, Lender's security will not be impaired, Borrower may have such additional time to perform as Borrower reasonably may require, provided and for so long as Borrower proceeds with due diligence to cure said default; and (ii) if Lender's security reasonably will be materially impaired if Borrower does not perform in less than thirty (30) days, Borrower will have only such period following written demand in which to perform as Lender reasonably may specify.

                  (d) Representation. Any verbal or written representation, statement or warranty of Borrower, any co-signer, endorser, surety or guarantor of the Note, contained in the Note, this Mortgage or any other Loan Document, or in any certificate delivered pursuant hereto, or in any other instrument or statement made or furnished in connection herewith, proves to be incorrect or misleading in any material respect as of the time when the same shall have been made, including, without limitation, any and all financial statements furnished by Borrower to Lender as an inducement to Lender's making the loan evidenced by the Note or pursuant to any provision of this Mortgage.

Misc\mtg
                                       10

                  (e) Death/Incompetency/Dissolution. The death, incompetency or dissolution of the Borrower or any maker, co-signer, endorser, surety or Guarantor of the Note or other obligation.

                  (f) Insolvency. If (i) a petition is filed by the Borrower or any Guarantor of the Note seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, or (ii) a petition is filed against the Borrower or any Guarantor of the Note, which is not dismissed within thirty (30) days after filing, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, or (iii) Borrower or any Guarantor of the Note seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all of the rent, revenues, issues, earnings, profits or income of any part of the Mortgaged Property, or
(iv) Borrower or any Guarantor of the Note makes any general assignment for the benefit of creditor, or (v) Borrower makes any admission in writing of its inability to pay its debts generally as they become due, or (vi) Borrower or any Guarantor of the Note is "insolvent", as hereafter defined; or (vii) any trustee, receiver or liquidator of Borrower or of all or any part of the Mortgaged Property or of any or all of the Rents thereof is appointed who is not discharged within thirty (30) days after its appointment. For purposes of this paragraph, a person or entity shall be deemed to be insolvent, if they are unable to pay their debts as they become due and/or if the fair market value of their assets does not exceed their aggregate liabilities.

                  (g) Foreclosure Proceedings. The filing of a foreclosure proceeding by the owner and holder of any mortgage or lien affecting the Mortgaged Property, regardless of whether same is or is asserted to be prior or inferior in dignity and enforceability to the lien and security interest of this Mortgage.

                  (h) Organizational Change. Any change in the ownership, management or control of the Borrower, without the Lender's prior written consent.

         10. Remedies. Upon the occurrence of any default continuing beyond any applicable curative period under this Mortgage, as provided in the preceding paragraph, Lender may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

     (a) Other Documents. To pursue any right or remedy provided by the Loan Documents including the right to sue for collection of all sums due and payable of the indebted ness secured hereby.

     (b) Collect Rents. To collect all rents, issues, profits, revenues, income, proceeds or other benefits from the Mortgaged Property.

     (c) Acceleration. To declare the entire unpaid amount of the indebtedness Misc\mtg
                                       11
secured hereby immediately due and payable.

     (d) Foreclosure. To foreclose the lien of this Mortgage, and obtain possession of the Mortgaged Property, or either, by any lawful procedure.

     (e) Code Rights. To exercise any right or remedy available to Lender as a secured party under the Code, as it from time to time is in force and effect, with respect to any portion of the Mortgaged Property or the Intangible Collateral then constituting property subject to the provisions of the Code; or Lender, at its option, may elect to treat the Mortgaged Property or the Intangible Collateral, or any combination, as real property, or an interest therein, for remedial purposes.

     (f) Receiver. To apply, on ex parte motion to any court of competent juris diction, for and obtain the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, and operate the Mortgaged Property, and any business or businesses situated thereon, or any combination; to collect the rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorneys' and legal assistants' fees, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply all net proceeds derived therefrom in reduction of the indebtedness secured hereby or in such other manner as the court shall direct. The appointment of such receiver shall be a matter of strict right to Lender, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the indebtedness secured hereby. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage until paid. The receiver, personally or through agents, may exclude Borrower wholly from the Mortgaged Property and have, hold, use, operate, manage, and control the Mortgaged Property, and may in the name of Borrower exercise all of Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

     (g) Relief from Stay. In the event the Borrower and/or the Guarantor shall default under the terms of Paragraph 9(f) of this Mortgage the Lender shall thereupon be entitled to relief from any automatic stay imposed by Title XI of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided in the Loan Documents and as otherwise provided by law

     (h) Other Security. Lender may proceed to realize upon any and all other security for the indebtedness secured hereby in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution, or other process will constitute an election of remedies by Lender, or will in any manner alter, diminish, or impair the lien and security interest created by this Mortgage, unless and until the indebtedness secured hereby is paid in full.

     (i) Advances. To advance such monies, and take such other action, as is

Misc\mtg
                                       12
authorized by Paragraphs 2, 3 and 8 above. All such advances shall bear interest at the Penalty Rate, as defined in the Note, and shall be immediately due and payable by Borrower to Lender without demand therefor, and such advances together with interest and costs accruing thereon shall be secured by this Mortgage.

         11. Exercise of Remedies. The remedies of Lender as provided in the Loan Docu ments, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act, or omission or commission or waiver of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

         12. Eminent Domain. If all or any material part of the Mortgaged shall be damaged or taken through condemnation (which term when used herein shall include any damage taking by any governmental authority or any other authority authorized by applicable laws to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire indebtedness and other sums secured hereby shall, at the option of the Lender, become immediately due and payable. Lender shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of any damage or taking through condemnation and Lender is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Borrower's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto are hereby assigned by Borrower to Lender, who, after deducting therefrom all its expenses, including attorneys' fees, may release any money received by it without affecting the lien of this Mortgage or may apply the same, in such manner as Lender shall determine, to the reduction of the sum secured hereby up to the entire amount owed to the Lender pursuant to the terms of the Note and this Mortgage and thereafter, the balance, if any, shall be disbursed to the Borrower.

         13. Consent to Transfer. In the event the Borrower, without the prior written consent of the Lender, (a) shall sell, convey, transfer (including a transfer by agreement for deed or land contract) the Mortgaged Property or any part thereof or any interest therein, or (b) shall be divested of tide or any interest in the Mortgaged Property in any manner or way, whether voluntary or involuntary, or (c) enters into an oral or written agreement to lease the entire fee simple interest of the Mortgaged Property (and not simply the improvements or buildings located thereon) not in the ordinary course of business or (d) further encumbers the Mortgaged Property then the entire balance of the indebtedness evidenced by the Note shall be accelerated and become immediately due and payable, at the option of the Lender upon ten (10) days written notice to the Borrower. In the event the Lender elects to accelerate the entire balance of the indebtedness, the Lender shall have no obligation to allege or show any impairment of its security and may pursue any legal or equitable remedies for default in such payment without allegation or showing. It is

Misc\mtg
                                       13
specifically understood by the parties that as a condition of granting its approval required by this paragraph, the Lender may adjust the interest rate stated in the Note.

         14. Financial Information. The Borrower will keep its books of account in accordance with generally accepted accounting practices, or other recognized accounting principles acceptable to Lender, and will, within one hundred twenty
(120) days after the close of the fiscal year of the Borrower, furnish the Lender with the following:

                  (a) Borrower Annual Financial Statements. A balance sheet as of the close of such fiscal year, a profit and loss statement and statement of reconciliation of surplus for the Borrower compiled by independent certified public accountants, satisfactory to the Lender, and certified as true and correct by one of the principal executive officers of the Borrower.

                  (b) Borrower Tax Return. The federal income tax return of the Borrower certified as true and correct by one of the principal executive officers of the Borrower.

         In addition, the Borrower will obtain and cause to be furnished to the Lender the following:

     (c) Guarantor Financial Statements. A personal financial statement of JOSEPH G. POZO, JR., in form and content acceptable to Lender and certified as true and correct by JOSEPH G. POZO, JR.


     (d) Guarantor Tax Returns. The federal income tax return of JOSEPH G. POZO, JR., certified as true and correct by JOSEPH G. POZO, JR.

         The Borrower also, with reasonable promptness, will furnish to the Lender such other data as the Lender may reasonably request.

         15. Banking Relations. During the term of this Mortgage and for so long as Borrower is obligated to the Lender under the Note, the Borrower shall maintain all of its deposit, disbursement and liquid investment accounts, including money market accounts, certificates of deposit and repurchase agreements, with AmSouth Bank of Florida.

         16. Assignment of Life Insurance. Prior to the first disbursement to be made pursuant to the Note and for so long thereafter as Borrower is obligated to the Lender under the Note, the Borrower shall cause to be obtained and assigned to the Lender in form satisfactory to the Lender, a life insurance policy in the face value of at least FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). Such insurance policy shall designate the Lender as beneficiary, as its interest may appear, to guarantee payment of the indebtedness or liability of the Borrower to the Lender. Such insurance shall provide that the Lender shall receive at least thirty (30) days' prior written notice of any cancellation or modification of the insurance.


Misc\mtg
                                       14

         17. Environmental Agreement. Borrower hereby represents that neither Borrower nor, to the best of Borrower's knowledge, any other person has ever used the Mortgaged Property as a storage facility for any "Hazardous Substances".

                  Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid incurred or suffered by, or asserted against, Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local "Superfund" "Superlien" laws, statutes, law ordinance, code, rule, regulation, order or decree regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), regardless of whether within the control of Lender, so long as the act or omission in question occurs prior to the sale of the Mortgaged Property pursuant to the provisions of paragraph 10 hereof and complete dispossession of Borrower thereunder.

                  For purposes of this Mortgage, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.

                  If Borrower receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance on the Mortgaged Property or in connection with Borrower's operations thereon or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Borrower (an "Environmental Complaint") from any person or entity (including without limitation the EPA) then Borrower shall immediately notify Lender orally and in writing of said notice.

                  Lender shall have the right but not the obligation, and without limitation of Lender's rights under this Mortgage, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other

Misc\mtg
                                       15
action against Borrower and/or which, in the sole opinion of Lender, could jeopardize its security under this Mortgage. All reasonable costs and expenses incurred by Lender in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Borrower upon demand.

                  Lender shall have the right, in its reasonable discretion, to require Borrower to periodically (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Borrower's expense) an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender, of the Mortgaged Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Lender. Should Borrower fail to perform said environmental audit or risk

Misc\mtg
                                       16
assessment within 30 days of the Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall be secured by this Mortgage and shall be payable by Borrower upon demand or charged to Borrower's loan balance at the discretion of Lender.

                  Any breach of any warranty, representation or agreement contained in this Section shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in this Mortgage or otherwise permitted by law. The provisions of this paragraph will survive the foreclosure of this Mortgage or any deed in lieu of foreclosure delivered to Lender by Borrower.

         18. After Acquired Property. Without the necessity of any further act of Borrower or Lender, the lien of, and security interest created by, this Mortgage automatically will extend to and include (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, or additions of or to the Mortgaged Property, the Rents, and the Intangible Collateral, and (ii) any and all monies and other property that from time to time may, either by delivery to Lender or by any instrument (including this Mortgage) be subjected to such lien and security interest by Borrower, or by anyone on behalf of Borrower, or with the consent of Borrower, or which otherwise may come into the possession or otherwise be subject to the control of Lender pursuant to this Mortgage, or the Loan Documents, or both.

         19. Appraisal. Notwithstanding any term or provision hereof to the contrary, if at any time the Lender in its sole discretion reasonably believes that the value of the Mortgaged Property may have declined or that the value of the Mortgaged Property is less than the value utilized by the Lender at the time of loan approval or renewal, within thirty (30) days from Lender's written request to Borrower therefor, Borrower shall provide Lender, at Borrower's sole cost and expense, a current appraisal of the Mortgaged Property to be ordered by the Lender from an appraiser designated by Lender and in form and content as required by Lender. Borrower shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser's performance and preparation of such appraisal. Borrower's failure to promptly and fully comply with Lender's requirements under this paragraph shall, without further notice, constitute an Event of Default under this Mortgage, the Note and the other Loan Documents.

         20. Inspection. Lender shall be entitled to inspect the Mortgaged Property at all reasonable times and Borrower agrees to permit Lender, or its agents or employees, access to the Mortgaged Property for such purpose.

         21. Construction Loan Agreement. This is a construction loan mortgage, the proceeds of which are loaned for the purpose of financing the construction of improvements upon the Land. This Mortgage is subject to the terms, provisions and conditions of that certain Construction Loan Agreement of even date entered into between the Borrower and the Lender herein, and said Construction Loan
Agreement is by reference incorporated herein and made a part hereof. Said Construction Loan Agreement is available for inspection by all parties in interest, at the office of the Lender herein. The maximum amount to be disbursed pursuant to said

Misc\mtg
                                       17

Construction Loan Agreement, unless same is amended, shall be ONE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($1,150,000.00).

         22. Choice of Law and Venue. This Mortgage shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Borrower and all Guarantors, if any, expressly agree that proper venue for any action which may be brought under this Mortgage in addition to any other venue permitted by law shall be any county in which property encumbered by the Mortgage is located as well as Orange County, Florida. Should Lender institute any action under this Mortgage, the Borrower and all Guaran tors, if any, hereby submit themselves to the jurisdiction of any court sitting in Florida.

         23. Debtor-Creditor Relationship Only. It is understood by and between Lender and its successors, or assigns, and the Borrower, that the funds received on the Note which are secured by this Mortgage, create the relationship of Lender and Borrower, and it is not the intention of the parties to create the relationship of a partnership, a joint venture or syndicate, or mutual enterprise or endeavor.


Misc\mtg
                                       18
to have been received by the party to whom it was addressed on the date that such writing was initially placed in the United States Postal Service or courier service by the sender.

         30. Waiver of Trial By Jury. The Borrower and the Lender knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Mortgage and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for the Lender entering into the loan evidenced by this Mortgage.

                  The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

IN WITNESS WHEREOF, the said Borrower has executed these presents the day and year first above written in manner and form sufficient to be binding.

Signed, sealed and delivered
in the presence of:                      BOAT TREE, INC., a Florida corporation


                                      By:/s/ Joseph G. Pozo
                                            JOSEPH G. POZO, JR., President


NAME PRINTED






NAME PRINTED


Misc\mtg
                                       19

STATE OF CALIFORNIA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 28th day of November, 1995, by JOSEPH G. POZO, JR. as President of BOAT TREE, INC., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced______________________ as identification.



                                                        Notary Public
                                                        Print Name:
                                                        My Commission Expires:

Misc\mtg
                                       20